Exhibit 10.13

AMENDED AND RESTATED 2003 STOCK PURCHASE AND OPTION PLAN

FOR KEY EMPLOYEES OF

ITC HOLDINGS CORP. AND ITS SUBSIDIARIES

1.                                       Purpose of Plan

The Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees of ITC Holdings Corp. and Its Subsidiaries (the “Plan”) is designed:

(a)                                  to promote the long term financial interests and growth of ITC Holdings Corp. (the “Company”) and its Subsidiaries (including, without limitation, International Transmission Company (“ITC”)), by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)                                 to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)                                  to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.                                       Definitions

As used in the Plan, the following words shall have the following meanings:

(a)                                  “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Change of Ownership” means (i) the sale of all or substantially all of the assets of the Company or ITC to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the voting stock of the Company or ITC being held by an Unaffiliated Person; (iii) a merger, consolidation, recapitalization or reorganization of the Company or ITC with or into another Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of ITH LP, Ironhill, the Limited Partner Group, or any member or members of the Limited Partner Group, to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).  For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) ITH LP, Ironhill, the Limited Partner Group or any member of the Limited Partner Group, (y) an Affiliate of ITH LP, Ironhill, the Limited Partner Group or any member of the Limited Partner Group, or (z) an entity in which ITH LP, Ironhill, the Limited Partner Group, or any member of the Limited Partner Group holds, directly or indirectly, a majority of the economic interests in such entity.

(d)                                 “Committee” means the Compensation Committee of the Board.

(e)                                  “Common Stock” or “Share” means common stock of the Company, which may be authorized but unissued, or issued and reacquired.

(f)                                    “Employee” means a person, including an officer, in the regular employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company.

(g)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)                                 “Fair Market Value” means the last reported sale price of a Share as reported by the principal stock exchange on which the Common Stock is listed  or if the Common Stock is not listed on a stock exchange, as determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(i)                                     “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Purchase Stock, Restricted Stock, Stock Appreciation Right or Dividend Equivalent Right (as such terms are defined in Section 5), or any combination of the foregoing.

(j)                                     “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(k)                                  “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(l)                                     “Ironhill” means Ironhill Transmission LLC, which is the general partner of ITH LP, of which the Company is a majority-owned Subsidiary.

(m)                               “ITH LP” means International Transmission Holdings Limited Partnership, a Michigan limited partnership.

(n)                                 “Limited Partner Group” shall mean the KKR Millennium Fund L.P., KKR Partners III, L.P. (Series A) and Trimaran Capital Partners, collectively.

(o)                                 “Participant” means an Employee, non-employee member of the Board, consultant or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and remain outstanding.

(p)                                 “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(q)                                 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)                                    “Trimaran Capital Partners” means, collectively, Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC MB Inc.

3.                                       Administration of Plan

(a)                                  The Plan shall be administered by the Committee.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)                                 The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c)                                  The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.                                       Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change of Ownership of the Company.

5.                                       Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)                                  Stock Options - These are options to purchase Common Stock.  At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or in the Plan rules, the option exercise period, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested and/or unvested options; provided, however, that in no event shall any option exercise price be less than the Fair Market Value of a Share on the date the relevant option is granted.  In addition to other restrictions contained in the Plan, an option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted.  Unless otherwise permitted by the Committee, payment of the option exercise price shall be made in cash, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

(b)                                 Stock Appreciation Rights - The Committee may grant Stock Appreciation Rights in connection with the grant of a Stock Option.  Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine.  A Stock Appreciation Right means the right to transfer and surrender to the Company all or a portion of a Stock Option in exchange for a cash amount equal to the excess of (i) the aggregate Fair Market Value, as of the date such Option or portion thereof is transferred or surrendered, of the Common Stock underlying by such Option or portion thereof, over (ii) the aggregate exercise price of such Option or portion thereof, relating to such Common Stock.

(c)                                  Purchase Stock - Purchase Stock are Shares offered to a Participant at such price as determined by the Committee, the acquisition of which may make the Participant eligible to receive Grants under the Plan, including, but not limited to, Stock Options.

(d)                                 Restricted Stock – Restricted Stock are Shares granted by the Committee to a Participant, without charge to the Participant (other than as may be required by applicable law).  The Restricted Stock shall be subject to such other terms as the Committee may determine.

(e)                                  Dividend Equivalent Rights – The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of a Stock Option.  A Dividend Equivalent Right means the right to receive a payment in respect of one share of Common Stock (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one share of Common Stock held by a shareholder in the Company. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

6.                                       Limitations and Conditions

(a)                                  The number of Shares available for Grants under this Plan shall be 1,000,000.  Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for new Grants.

(b)                                 No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration.  At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

(c)                                  Nothing contained herein shall affect the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time or for any reason.

(d)                                 Other than as specifically provided in the Form of Management Stockholder’s Agreement attached hereto as Exhibit A, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)                                  Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(f)                                    No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g)                                 Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h)                                 Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.                                       Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary (or among any Subsidiaries) shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any Subsidiary) during such leave of absence.

8.                                       Adjustments

In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, extraordinary dividend, stock dividend, stock combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change of Ownership, or other event affecting the capital stock of the Company, the Committee may adjust appropriately (a) the number and kind of shares subject to the Plan and available for or covered by Grants and (b) share prices related to outstanding Grants, and make such other revisions to outstanding Grants as it deems, in good faith, are equitably required (including, without limitation, to the exercise price of Stock Options).

9.                                       Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In its absolute discretion, acting in good faith, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Grant, the Committee may provide that such Grant cannot be exercised after the amalgamation, merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reorganization, reclassification, liquidation, dissolution, or other event affecting the capital stock of the Company, and the Committee shall, on such terms and conditions as it deems appropriate, acting in good faith, also provide, either by the terms of such Grant or by a resolution adopted prior to the occurrence of such amalgamation, merger, consolidation, exchange, acquisition, recapitalization, reorganization, reclassification, liquidation, dissolution or other event affecting the capital stock of the Company, that, after written notice to all affected Participants and for a reasonable period of time prior to such event, such Grant shall be exercisable as to any Shares subject thereto which is being made unexercisable after any such event, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b)) and that, upon the occurrence of such event, such Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that (a) even if the Grant shall remain exercisable after any such event, from and after such event, any such Grant shall be exercisable only for, or (b) the Grant may be cancelled as of the date of such event only in exchange for, the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Grant could have been exercised immediately prior to such event.

10.                                 Amendment and Termination

(a)                                  The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that no such action shall modify any Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant or this Plan (except that any adjustment that is made pursuant to Section 8 or 9 hereof may be made by the Committee in good faith).

(b)                                 The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Section 8 or 9 hereof or as may be required to cause the Plan to comply with applicable law, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all Participants with respect to any outstanding Grants.

11.                                 Governing Law; Foreign Options and Rights

(a)                                  This Plan shall be governed by and construed in accordance with the laws of Michigan applicable therein.

(b)                                 The Committee may make Grants to Employees who are subject to the laws of jurisdictions other than those of Michigan or the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws or otherwise as deemed to be necessary or desirable by the Committee.

12.                                 Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such minimum withholding taxes.

13.                                 Effective Date and Termination Dates

The Plan became effective on February 25, 2003 and shall terminate on February 25, 2013, subject to earlier termination by the Board pursuant to Section 10.

Original Plan approved by stockholders on February 25, 2003.

Amended and Restated Plan approved by stockholders on April    , 2005.